UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   September 22, 2008

BIO-PATH HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-53404	87-0652870
(Commission File Number)	(IRS Employer Identification No.)

3293 Harrison Blvd., Ste. 230, Ogden, UT	84403
(Address of Principal Executive Offices)	(Zip Code)

801-399-5500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2008, Bio-Path Holdings, Inc. (the “Registrant”) entered into a Drug Development and Clinical Supply Agreement (the “Agreement”) with Althea Technologies, Inc. (“Althea”), a San Diego based leading provider of innovative technologies and services for pharmaceutical development and manufacturing.  Pursuant to the Agreement, Althea will develop a current Good Manufacturing Practices (“cGMP”) formulation, fill/finish, and lyophilization of the Registrant’s drug product BP-100-1.01 for a Phase I Clinical Trial. (Lyophilization or freeze drying is the process used to manufacture Registrant’s drug product). The deemed effective date for the agreement is June 24, 2008.

The scientific name of Registrant’s BP-100-1.01 drug product to be manufactured under this Agreement is liposomal growth receptor bound protein-2, an antisense incorporated liposome drug product.  BP-100-1.01 is a cancer treatment drug for patients having the diseases Acute Myeloid Leukemia (AML), Myelodysplastic Syndrome (MDS) and Chronic Myelogenous Leukemia (CML).

Item 9.01 Financial Statements and Exhibits.

B.	Exhibits. Item 10.1 - Drug Product Development and Clinical Supply Agreement (attached)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 14, 2008	BIO-PATH HOLDINGS, INC.

By: /s/ Peter Nielsen
Chief Executive Officer